Exhibit 10.1

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT made as of August 30, 2016 (“Issuance Date”), between Provectus Biopharmaceuticals, Inc., a Delaware corporation, with offices at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931 (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., with offices at 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103 (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering of Warrants (the “Warrants”) to certain investors, with each such Warrant evidencing the right of the holder thereof to purchase share(s) of common stock, par value $0.001 per share, of the Company’s common stock (the “Common Stock”) for $0.275, subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement, No. 333-205704 on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Act”) of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Exercise Shares”), and such Registration Statement was declared effective on July 27, 2015; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant issued in registered form shall be in the form of Exhibit A hereto and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer or Treasurer, Secretary or Assistant Secretary of the Company and may bear a facsimile of the Company’s seal. NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED HEREIN, THE PROVISIONS OF EXHIBIT A ARE HEREBY INCORPORATED BY REFERENCE INTO THIS WARRANT AGENCY AGREEMENT AND SHALL BE BINDING IN ALL RESPECTS ON EACH OF THE COMPANY AND THE WARRANT AGENT. TO THE EXTENT ANY TERM OR PROVISION HEREIN IS INCONSISTENT WITH EXHIBIT A, THE TERMS AND PROVISIONS OF EXHIBIT A SHALL CONTROL. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN EXHIBIT A.TO THE EXTENT ANY TERM OR PROVISION HEREIN IS INCONSISTENT WITH EXHIBIT A, THE TERMS AND PROVISIONS OF EXHIBIT A SHALL CONTROL. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN EXHIBIT A. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC eligible as of the Issuance Date, all of the Warrants shall be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

If the Warrants are not DTC Eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A.

2.3.2 Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 Detachability of Warrants. The Common Stock and the Warrants will be issued separately and will be separately transferable immediately upon issuance.

2.5 Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

3. Terms and Exercise of Warrants.

3.1 Exercise Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $0.275 per whole share, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the Date of Issuance (the “Initial Exercise Date”) and terminating on or prior to the close of business on August 30, 2021 (the “Termination Date”). Each Warrant not exercised on or before the Termination Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Termination Date.

3.3 Exercise of Warrants.

3.3.1 Exercise and Payment. The rights represented by the Warrants may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Warrant Agent at its corporate trust department:

(a) An executed Notice of Exercise in the form attached to the Warrant Certificates delivered hard copy or via e-mail attachment; and

(b) Payment of the Exercise Price within three (3) Trading Days of the date the Notice of Exercise is delivered to the Warrant Agent either (i) by wire transfer or cashier’s check drawn on a United States bank (subject to the limitations in Section 6 below), or (ii) pursuant to net exercise terms outlined under Section 3.3.8 below. No ink-original Notice of Exercise shall be required nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required unless the Exercise Shares are to be registered in a name other than the Holder’s. The Holder shall not be required to physically surrender its Warrant to the Warrant Agent until the Holder has purchased all of the Exercise Shares available under the Warrant and the Warrant has been exercised in full, in which case, the Holder shall surrender the Warrant to the Warrant Agent for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Warrant Agent. Partial exercises of a Warrant resulting in purchases of a portion of the total number of Exercise Shares available under a Warrant shall have the effect of lowering the outstanding number of Exercise Shares purchasable thereunder in an amount equal to the applicable number of Exercise Shares purchased. The Holder and the Warrant Agent shall maintain records showing the number of Exercise Shares purchased and the date of such purchases.

Exercise Shares purchased under a Warrant shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Exercise Share Delivery Date”), provided that the Warrant Agent shall not be obligated to deliver Exercise Shares hereunder unless the Warrant Agent has received the aggregate Exercise Price on or before the Exercise Share Delivery Date. A Warrant shall be deemed to have been exercised at the time the Notice of Exercise is delivered to the Warrant Agent. Upon delivery of the Notice of Exercise, the Exercise Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, irrespective of the date of delivery of the Exercise Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise. The Warrant Agent agrees to remain a participant in the FAST program so long as this Warrant Agreement remains in effect.

Notwithstanding the foregoing, the Company shall not be required to make the payments set forth in the Warrants in the case of uncertificated Exercise Shares if the Holder fails to timely initiate a DWAC request to receive such uncertificated Exercise Shares.

If the Warrants are received or deemed to be received after the Termination Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the registered holder or Participant, as applicable, and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a registered holder or the Participant, as applicable, of the invalidity of any exercise of Warrants. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company via telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

3.3.2 Issuance of Certificates. Issuance of certificates for Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Exercise Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant Certificate duly executed by the Holder and including a medallion guarantee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Warrant Agent fees required for same-day processing of any Notice of Exercise.

In lieu of delivering physical certificates representing the Exercise Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Exercise Shares issuable upon exercise to the Depository by crediting the account of the Depository or of the Participant through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

3.3.3 Failure to Deliver Exercise Shares. The Warrant Agent acknowledges that if the Company fails to cause the Warrant Agent to transmit to a Holder a certificate or certificates representing the Exercise Shares pursuant to an exercise on or before the Exercise Share Delivery Date, then (i) the Holder will have the right to rescind such Notice of Exercise and (ii) the Company shall be required to pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Exercise Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third trading day and increasing to $40 on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Exercise Share Delivery Date until such Exercise Shares are delivered or the Holder rescinds such exercise. The Warrant Agent further acknowledges that if the Company fails to cause the Warrant Agent to transmit to the Holder the Exercise Shares in accordance with the provisions above pursuant to an exercise on or before the Exercise Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company is required to (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of Exercise Shares that the Holder was entitled to receive from the exercise at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company had timely complied with its delivery requirements set forth in the Warrant. The Warrant Agent agrees, upon receipt of a written request by the Company that is received at least two Trading Days before the Exercise Share Delivery Date, to transmit to any such Holder a certificate representing the Exercise Shares on or before the Exercise Share Delivery Date.

3.3.4 Issuance of New Warrants. Upon any partial exercise of a Warrant, the Warrant Agent will, upon the written request of the Holder and upon surrender of the Warrant, forthwith and, in any event within five Trading Days after the surrender of the Warrant, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of Common Stock remaining available for purchase under the Warrant.

3.3.5 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.6 No Fractional Shares. No fractional shares shall be issued upon the exercise of a Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of a Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

3.3.7 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3.8 Cashless Exercise Under Certain Circumstances. If during the Exercise Period, the issuance of the Exercise Shares to the Holder is not covered by the registration statement on Form S-3 (File No. 333-205704) or any other effective registration statement under the Securities Act of 1933, as amended, and the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Company shall be permitted to satisfy its obligation to issue the shares to be issued on exercise of a Warrant by issuing to the Holder, and the Holder shall be permitted to exercise all or part of a Warrant by electing to receive, shares equal to the value (as determined below) of the Warrant (or the portion thereof being canceled), in lieu of paying the Exercise Price in immediately available funds. Upon delivery of a properly endorsed Notice of Exercise, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A–B)

    A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock for which the Warrant is then being exercised if such exercise were by means of a cash exercise rather than a cashless exercise

	A =	the last Weighted Average Price immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last Weighted Average Price” will be the last Weighted Average Price as calculated over an entire Trading Day such that, in the event that the Warrant is exercised at a time that the Principal Market is open, the prior Trading Day’s Weighted Average Price shall be used in this calculation)

	B =	Exercise Price in effect at the time of exercise

If Exercise Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the

Exercise Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 3.3.8, subject to any change in applicable law, regulation or guidance.

Upon receipt of an Notice of Exercise for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Notice of Exercise to the Company to confirm the number of Exercise Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this section to calculate, the number of Exercise Shares issuable in connection with the cashless exercise.

As used herein, “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).

As used herein, “Principal Market” means the New York Stock Exchange MKT or such other principal securities exchange or trading market where such security is then listed or traded.

3.3.9 Disputes Regarding Exercise Price. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Exercise Shares, the Company shall promptly issue to the Holder the number of Exercise Shares that are not disputed and resolve such dispute in accordance with this Section 3.3.9. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Exercise Shares, the Company shall provide notice to the Holder of the disputed determinations or arithmetic calculations within two Trading Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Exercise Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three Trading Days, submit (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Exercise Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

4. Adjustments.

4.1 Stock Dividends and Stock Splits. If the Company, at any time while any of the Warrants are outstanding, (a) pays a stock dividend or otherwise makes a distribution or distributions with respect to any class of capital stock that is payable in shares of Common Stock; (b) subdivides outstanding shares of Common Stock into a larger number of shares; or (c) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Company). Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

4.2 Adjustment of Exercise Price. If the Exercise Price in effect on November 23, 2016 exceeds eighty-five percent (85%) of the average of the forty-five (45) lowest Weighted Average Prices of the Common Stock during the period commencing on August 30, 2016 and ending on, and including, November 23, 2016 (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”), then as of November 23, 2016 (a) the Exercise Price under a Warrant shall be reset to equal the Adjusted Exercise Price and shall be further subject to adjustment as provided herein, and (b) the number of Exercise Shares for which a Warrant may be exercised shall be reset to equal the Adjusted Exercise Shares Amount and shall be further subject to adjustment as provided herein.

As used herein, “Adjusted Exercise Shares Amount” shall mean 100% of the number of shares of Common Stock that would be issuable as of November 23, 2016 upon conversion of the number of shares of the Company’s Series B Preferred Stock originally issued to the Holder on the Date of Issuance, after giving effect to any adjustments required to be made to the conversion price thereof as of November 23, 2016, and without giving effect to any prior conversions thereof, pursuant to the certificate of designations relating thereto. All adjustments made to the Exercise Price must be communicated to the Warrant Agent by the Company in writing.

4.3 Fundamental Transaction. If, at any time while any of the Warrants are outstanding, (a) the Company effects any merger or consolidation of the Company with or into another Person (other than a merger in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (b) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 4.1 above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of any Warrant the Holder shall have the right to receive, in lieu of the right to receive Exercise Shares, for each Exercise Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall adjust the Exercise Price in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of any Warrant following such Fundamental Transaction. To the extent any portion of the Company Warrants remain outstanding following a Fundamental Transaction, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Company Warrants in accordance with the provisions of this Section 4.3 pursuant to written agreements in customary form and, to the extent necessary to effectuate the foregoing provisions, shall cause any Successor Entity in such Fundamental Transaction to execute new Warrants with the same terms and conditions consistent with the foregoing provisions and evidencing the Holders’ right to exercise such warrants into Alternate Consideration. The terms of any agreement to which the Company is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such Successor Entity to comply with the provisions of this Section 4.3 and insuring that the Company Warrants (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Company shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Company, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

4.4 Calculations. Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Exercise Shares or other securities issuable upon exercise of the Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Warrant Agent.

4.5 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. Subject to compliance with any applicable laws, a Warrant and all rights thereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of the Warrant and the form of assignment attached to the Warrant Certificate to any transferee designated by Holder. The Warrant Agent shall register upon the Warrant Register upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for such transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. If a Warrant is to be transferred, the Holder shall surrender the Warrant to the Warrant Agent, whereupon the Warrant Agent will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 3.3.4), registered as the Holder may request, representing the right to purchase the number of Exercise Shares being transferred by the Holder and, if less than the total number of Exercise Shares then underlying a Warrant is being transferred, a new Warrant (in accordance with Section 3.3.4) to the Holder representing the right to purchase the number of Exercise Shares not being transferred; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.4 Service Charges. A service charge shall be made for any exchange or registration of transfer of Warrants, as negotiated between Company and Warrant Agent.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Limitations on Exercise.

6.1 Attribution Parties. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of any of the Warrants, and the Holder shall not have the right to exercise any portion of its Warrant, to the extent that, after giving effect to an attempted exercise, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (such Persons, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Company Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of any Company Warrants beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Attribution Parties (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations promulgated thereunder. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations promulgated thereunder.

6.2 Determination of Exercisability. To the extent that the limitation contained in this Section 6 applies, the determination of whether the Warrant may be exercised (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of its Warrant may be exercised shall be in the sole discretion of the Holder and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether the Warrant may be exercised (in relation to other securities owned by such Holder together with any Attribution Parties) and what portion of the Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. For purposes of this Section 6, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent public filing with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or the Warrant Agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written or oral request of a Holder (which may be by email), the Company shall, within two (2) business days of such request, confirm orally and in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including shares of the Company’s Series B Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder.

6.3 Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to any exercise of Company Warrants held by the applicable Holder (to the extent permitted pursuant to this Section 6). The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6 applicable to a Warrant provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the exercise of any Company Warrants held by the Holder and the provisions of this Section shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with respect to such Holder. The provisions of this Section 6 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Stockholder. Other than as provided in Section 3.3 of the Warrant Certificate or otherwise therein, the Holder, solely in such Holder’s capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in a Warrant be construed to confer upon the Holder, solely in such Holder’s capacity as the Holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Exercise Shares which such Holder is then entitled to receive upon the due exercise of the Warrant, except as expressly set forth in Section 4. In addition, nothing contained in a Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity (including obtaining an open penalty bond protecting the Warrant Agent) or otherwise as they may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated, or destroyed.

7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

8. Concerning the Warrant Agent and Other Matters.

8.1 Concerning the Warrant Agent. The Warrant Agent:

(a) shall have no duties or obligations other than those set forth herein and no duties or obligations shall be inferred or implied;

(b) may rely on and shall be held harmless by the Company in acting upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and reasonably believed by it to be genuine and to have been made or signed by the proper party or parties;

(c) may rely on and shall be held harmless by the Company in acting upon written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent;

(d) may consult with counsel satisfactory to it (including counsel for the Company) and shall be held harmless by the Company in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(e) solely shall make the final determination as to whether or not a Warrant received by Warrant Agent is duly, completely and correctly executed, and Warrant Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by Warrant Agent hereunder in good faith and in accordance with its determination;

(f) shall not be obligated to take any legal or other action hereunder which might, in its judgment subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it; and

(g) shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to the Registration Statement or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

8.2 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants.

8.3 Resignation, Consolidation, or Merger of Warrant Agent.

8.3.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of Delaware, in good standing and having its principal office in the State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.3.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.3.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act.

8.4 Fees and Expenses of Warrant Agent.

8.4.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between Company and Warrant Agent for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder. One half of the total Warrant Agent fees (not including postage) must be paid upon execution of this Warrant Agreement. The remaining half must be paid within fifteen (15) business days thereafter. An invoice for any out-of-pocket and/or per item fees incurred will be rendered to and payable by the Company within fifteen (15) days of the date of said invoice. It is understood and agreed that all services to be performed by Warrant Agent shall cease if full payment for its services has not been received in accordance with the above schedule, and said services will not commence thereafter until all payment due has been received by Warrant Agent.

8.4.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

8.5 Liability of Warrant Agent.

8.5.1 Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

8.5.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, claims, losses, damages, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

8.5.3 Limitation of Liability. The Warrant Agent’s aggregate liability, if any, during the term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid or payable hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

8.5.4 Disputes. In the event any question or dispute arises with respect to the proper interpretation of this Warrant Agreement or the Warrant Agent’s duties hereunder or the rights of the Company or of any holder of a Warrant, the Warrant Agent shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and the Warrant Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Warrant Agent and executed by the Company and each other interested party. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Warrant holders, as applicable, and all other parties that may have an interest in the settlement.

8.5.5 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

8.6 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Provectus Biopharmaceuticals, Inc.

7327 Oak Ridge Highway, Suite A

Knoxville, Tennessee 37931

Attn: Peter R. Culpepper

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Broadridge Corporate Issuer Solutions, Inc.,

1717 Arch Street

Suite 1300

Philadelphia, Pennsylvania 19103

Attn: Compliance Department

With a copy to:

Broadridge Financial Solutions, Inc.

2 Journal Square Plaza

Jersey City, New Jersey 07306

Attention: General Counsel

9.3 Applicable law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.4 Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.5 Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the city of Philadelphia, Commonwealth of Pennsylvania, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6 Counterparts. This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All modifications or amendments that conflict with Exhibit A in any way, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of each of the registered holders of the then outstanding Warrants.

9.9 Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.10 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Warrant Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Warrant Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

9.11 Consequential Damages. Notwithstanding anything in this Warrant Agreement to the contrary, neither party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott
Name:	Timothy C. Scott
Title:	President

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ John P. Dunn
Name:	John P. Dunn, VP
Title:	August 30, 2016

Exhibit A

Form of Warrant

PROVECTUS BIOPHARMACEUTICALS, INC.

SERIES A WARRANT TO PURCHASE COMMON STOCK

Date of Issuance: August 30, 2016

VOID AFTER AUGUST 30, 2021

THIS SERIES A WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received,                     , or permitted registered assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Date of Issuance (the “Initial Exercise Date”) and on or prior to the close of business on August 30, 2021 (the “Termination Date”) but not thereafter, to subscribe for and purchase at the Exercise Price (defined below) from Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), up to                  shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”). This warrant is one of a series of warrants issued by the Company as of the date hereof (individually a “Warrant”; collectively, “Company Warrants”).

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

“Adjusted Exercise Price” shall have the meaning set forth in Section 4.2 below.

“Adjusted Exercise Shares Amount” shall mean 100% of the number of shares of Common Stock that would be issuable as of November 23, 2016 upon conversion of the number of shares of the Company’s Series B Preferred Stock originally issued to the Holder on the Date of Issuance, after giving effect to any adjustments required to be made to the conversion price thereof as of November 23, 2016, and without giving effect to any prior conversions thereof, pursuant to the certificate of designations relating thereto.

“Alternate Consideration” shall have the meaning set forth in Section 4.3 below.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Attribution Parties” shall have the meaning set forth in Section 2.4(a) below.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 2.4(d) below.

“Board of Directors” means the board of directors of the Company.

“Buy-In” shall have the meaning set forth in Section 2.1(b) below.

“Date of Issuance” shall have the meaning set forth on the cover page of this Warrant.

“DWAC” shall have the meaning set forth in Section 2.1(b) below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Period” shall mean the period commencing on the Initial Exercise Date and ending on the Termination Date, unless sooner terminated as provided below.

“Exercise Price” shall mean $0.275 per share, subject to adjustment pursuant to Section 4 below.

“Exercise Share Delivery Date” shall have the meaning set forth in Section 2.1(b) below.

“Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to Section 4 below.

“Fundamental Transaction” shall have the meaning set forth in Section 4.3 below.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind

“Principal Market” means the New York Stock Exchange MKT or such other principal securities exchange or trading market where such security is then listed or traded.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” shall have the meaning set forth in Section 4.3 below.

“Trading Day” means a day on which the Common Stock is traded for any period on the Principal Market.

“Transfer Agent” means Broadridge Corporate Issuer Solutions or any successor transfer agent of the Company.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).

2. EXERCISE OF WARRANT.

2.1 STANDARD EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other office or agent of the Company as it may designate by notice in writing to the Holder):

(a) An executed facsimile (or e-mail attachment) of the Notice of Exercise in the form attached hereto; and

(b) Payment of the Exercise Price within three (3) Trading Days of the date the Notice of Exercise is delivered to the Company either (i) by wire transfer or cashier’s check drawn on a United States bank (subject to the limitations in Section 2.4 below), or (ii) pursuant to net exercise terms outlined under Section 2.2 below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Exercise Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Exercise Shares available hereunder shall have the effect of lowering the outstanding number of Exercise Shares purchasable hereunder in an amount equal to the applicable number of Exercise Shares purchased. The Holder and the Company shall maintain records showing the number of Exercise Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Exercise Shares hereunder, the number of Exercise Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Exercise Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Exercise Share Delivery Date”), provided that the Company shall not be obligated to deliver Exercise Shares hereunder unless the Company has received the aggregate Exercise Price on or before the Exercise Share Delivery Date. This Warrant shall be deemed to have been exercised at the time the Notice of Exercise is delivered to the Company. Upon delivery of the Notice of Exercise, the Exercise Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised, irrespective of the date of delivery of the Exercise Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent as the Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exerciseable.

Notwithstanding the foregoing, the Company shall not be required to make the payments set forth herein in the case of uncertificated Exercise Shares if the Holder fails to timely initiate a DWAC request to receive such uncertificated Exercise Shares.

Notwithstanding the foregoing, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Exercise Shares pursuant to an exercise on or before the

Exercise Share Delivery Date, then the Holder will have the right to rescind such Notice of Exercise. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver a certificate pursuant to the terms hereof.

In addition, if the Company fails for any reason to deliver to the Holder the Exercise Shares subject to a Notice of Exercise by the close of business on the Exercise Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Exercise Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third trading day and increasing to $40 on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Exercise Share Delivery Date until such Exercise Shares are delivered or the Holder rescinds such exercise. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Exercise Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Exercise Shares in accordance with the provisions of Section 2.1 above pursuant to an exercise on or before the Exercise Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of Exercise Shares that the Holder was entitled to receive from the exercise at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company had timely complied with its delivery requirements hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with respect to which the actual sale price (including brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reinstatement of the portion of the Warrant and the equivalent Exercise Shares for which such exercise was not honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements hereunder.

Issuance of certificates for Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

2.2 NET EXERCISE. If during the Exercise Period, the issuance of the Exercise Shares to the Holder is not covered by the registration statement on Form S-3 (File No. 333-205704) or any other effective registration statement under the Securities Act of 1933, as amended, and the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Company shall be permitted to satisfy its obligation to issue the shares to be issued on exercise of this Warrant by issuing to the Holder, and the Holder shall be permitted to exercise all or part of this Warrant by electing to receive, shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), in lieu of paying the Exercise Price in immediately available funds. Upon delivery of a properly endorsed Notice of Exercise, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A–B)
A

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock for which the Warrant is then being exercised if such exercise were by means of a cash exercise rather than a cashless exercise

	A	=	the last Weighted Average Price immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last Weighted Average Price” will be the last Weighted Average Price as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Principal Market is open, the prior Trading Day’s Weighted Average Price shall be used in this calculation)

	B	=	Exercise Price in effect at the time of exercise

If Exercise Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2.2, subject to any change in applicable law, regulation or guidance.

2.3 ISSUANCE OF NEW WARRANTS. Upon any partial exercise of this Warrant, the Company, at its expense, will, upon the written request of the Holder and upon surrender of this Warrant, forthwith and, in any event within five Trading Days after the surrender of this Warrant, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of Common Stock remaining available for purchase under this Warrant.

2.4 EXERCISE LIMITATIONS; HOLDER’S RESTRICTIONS.

(a) Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of the Company Warrants, and the Holder shall not have the right to exercise any portion of its Warrant, to the extent that, after giving effect to an attempted exercise, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (such Persons, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below).

(b) For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Company Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of any Company Warrants beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Attribution Parties (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 2.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations promulgated thereunder. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations promulgated thereunder.

(c) To the extent that the limitation contained in this Section 2.4 applies, the determination of whether the Warrant may be exercised (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of its Warrant may be exercised shall be in the sole discretion of the Holder and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether the Warrant may be exercised (in relation to other securities owned by such Holder together with any Attribution Parties) and what portion of the Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. For purposes of this Section 2.4, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent public filing with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or the Transfer Agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written or oral request of a Holder (which may be by email), the Company shall, within two (2) business days of such request, confirm orally and in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including shares of the Company’s Series B Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder.

(d) The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to any exercise of Company Warrants held by the applicable Holder (to the extent permitted pursuant to this Section 2.4). The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.4 applicable to this Warrant provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the exercise of any Company Warrants held by the Holder and the provisions of this Section shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with respect to such Holder. The provisions of this Section 2.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

3. COVENANTS OF THE COMPANY.

3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall provide to the Holder, at least ten (10) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall provide to the Holder, at least ten (10) days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 4.3 below, the Company shall provide to the Holder, at least ten (10) days prior to the date of the occurrence of such Fundamental Transaction, a notice specifying such date. Notwithstanding the foregoing, the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries of the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4. ADJUSTMENT OF EXERCISE PRICE AND EXERCISE SHARES.

4.1 STOCK DIVIDENDS AND STOCK SPLITS. If the Company, at any time while this Warrant is outstanding, (a) pays a stock dividend or otherwise makes a distribution or distributions with respect to any class of capital stock that is payable in shares of Common Stock; (b) subdivides outstanding shares of Common Stock into a larger number of shares; or (c) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Company). Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

4.2 ADJUSTMENT OF EXERCISE PRICE. If the Exercise Price in effect on November 23, 2016 exceeds eighty-five percent (85%) of the average of the forty-five (45) lowest Weighted Average Prices of the Common Stock during the period commencing on August 30, 2016 and ending on, and including, November 23, 2016 (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”), then as of November 23, 2016 (a) the Exercise Price hereunder shall be reset to equal the Adjusted Exercise Price and shall be further subject to adjustment as provided herein, and (b) the number of Exercise Shares for which this Warrant may be exercised shall be reset to equal the Adjusted Exercise Shares Amount and shall be further subject to adjustment as provided herein.

4.3 FUNDAMENTAL TRANSACTION. If, at any time while this Warrant is outstanding, (a) the Company effects any merger or consolidation of the Company with or into another Person (other than a merger in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (b) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 4.1 above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant the Holder shall have the right to receive, in lieu of the right to receive Exercise Shares, for each Exercise Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall adjust the Exercise Price in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent any portion of the Company Warrants remain outstanding following a Fundamental Transaction, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Company Warrants in accordance with the provisions of this Section 4.3 pursuant to written agreements in customary form and, to the extent necessary to effectuate the foregoing provisions, shall cause any Successor Entity in such Fundamental Transaction to execute new Warrants with the same terms and conditions consistent with the foregoing provisions and evidencing the Holders’ right to exercise such warrants into Alternate Consideration. The terms of any agreement to which the Company is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such Successor Entity to comply with the provisions of this Section 4.3 and insuring that the Company Warrants (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Company shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Company, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

4.4 CALCULATIONS. Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Exercise Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.

5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

6. NO STOCKHOLDER RIGHTS. Other than as provided in Section 3.3 or otherwise herein, the Holder, solely in such Holder’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Holder’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Exercise Shares which such Holder is then entitled to receive upon the due exercise of this Warrant, except as expressly set forth in Section 4. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. TRANSFER OF WARRANT. Subject to compliance with any applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company or its designated agent, whereupon the Company or its agent, as applicable, will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 2.3), registered as the Holder may request, representing the right to purchase the number of Exercise Shares being transferred by the Holder and, if less then the total number of Exercise Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 2.3) to the Holder representing the right to purchase the number of Exercise Shares not being transferred.

8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof but which shall in no event include the posting of any bond), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

9. DISPUTE. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Exercise Shares, the Company shall promptly issue to the Holder the number of Exercise Shares that are not disputed and resolve such dispute in accordance with this Section 9. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Exercise Shares, the Company shall provide notice to the Holder of the disputed determinations or arithmetic calculations within two Trading Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Exercise Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three Trading Days, submit (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Exercise Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Trading Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the address appearing on the books of the Company or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York. The Holder and the Company hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Holder and the Company irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Warrant in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above indicated.

PROVECTUS BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

7327 Oak Ridge Highway
Knoxville, TN 37931

NOTICE OF EXERCISE

TO: PROVECTUS BIOPHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase Exercise Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. By executing this notice, the undersigned Holder represents that it has complied with the Holder’s exercise limitations set forth in Section 2.4 of the Warrant.

(2) Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  if permitted, the cancellation of such number of Exercise Shares as is necessary, in accordance with the formula set forth in Section 2.2 of the Warrant, to exercise the Warrant with respect to the maximum number of Exercise Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.2.

(3) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

The Exercise Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [                    ] all of or [                ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.